Exhibit (g) i. a. 2.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

EMPLOYERS REASSURANCE CORPORATION

(hereinafter the “Reinsurer”)

Effective May 1, 2012, the Amendment Effective Date, the Ceding Company agrees to              from the Reinsurer under the Life YRT Agreements listed in the attached Exhibit (the “Selected Agreements”).

In settlement of             , the Reinsurer agrees to              to the Ceding Company any             . The Reinsurer shall be fully              incurred by the Ceding Company under the Selected Agreements with the             . If a              under the Selected Agreements while the              and before the Amendment Effective Date, the Reinsurer shall be              Amendment Effective Date.

Except as provided herein, all other terms, provisions and conditions of the Selected Agreements remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5-25-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5-25-12
Peter G. Ferris
Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5-25-12
Peter G. Ferris
Vice President & Actuary

EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Irwin Don	Date:	5/25/12
Print name:	Irwin Don
Title:	President

EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Robert M. Clifford	Date:	5/25/2012
Print name:	Robert M. Clifford
Title:	VP

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EXHIBIT

ERAC Agreements

ERAC’s Agreement Number	Description	Effective Date TAI of Agreement	Code
	APT80	9/16/1996
	Enterprise 10	9/8/1997
	Fac Excess	11/15/1997
	VL+ Inforce	1/1/1999
	99 Series E+ UL (MM)	9/24/1999
	99 Series E+ UL (CM)	9/24/1999
	1999 Series E+ UL	1/1/2000
	UL2 & UL2G	1/1/2001
	UL2 & UL2G Reprice	9/1/2001
	SUL/10/G	11/19/2001
	PSUL	9/1/2002
	VUL Guard	3/31/2003
	UL2 & UL2G Reprice	7/15/2003
	SUL/10/G	7/15/2003
	PUL	9/1/2003

AUL Agreements

	Auto Excess/Fac Salvage	4/1/1994
	Fac Excess	5/1/1994
	Enterprise 10	9/8/1997
	VUL	9/1/1998
	VLS Inforce	2/8/1999
	99 Series E+ UL (MM)	9/24/1999
	99 Series E+ UL (CM)	9/24/1999
	1999 Series E+ UL	1/1/2000
	UL2 & UL2G	1/1/2001